Exhibit 10.2
FIRST AMENDMENT TO OPTION AGREEMENT
     THIS FIRST AMENDMENT TO OPTION AGREEMENT (this “Amendment”) is entered into as of February 11, 2010, effective as of December 31, 2009, by and among HOLLY CORPORATION, a Delaware corporation; HOLLY UNEV PIPELINE COMPANY, a Delaware corporation; NAVAJO PIPELINE CO., L.P., a Delaware limited partnership; HOLLY LOGISTIC SERVICES, L.L.C., a Delaware limited liability company; HEP LOGISTICS HOLDINGS, L.P., a Delaware limited partnership; HOLLY ENERGY PARTNERS, L.P., a Delaware limited partnership; HEP LOGISTICS GP, L.L.C., a Delaware limited liability company; and HOLLY ENERGY PARTNERS — OPERATING, L,P., a Delaware limited partnership (“HEP-Operating”). The above-named entities are sometimes referred to in this Amendment each as a “Party” and collectively as the “Parties.”
Recitals:
     A. The Parties previously entered into that certain Option Agreement dated January 31, 2008 (the “Option Agreement”) granting an option to HEP-Operating to purchase the Holly UNEV Interests. Capitalized terms that are used but not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Option Agreement.
     B. Pursuant to Section 3.4(c) of the Option Agreement, Holly UNEV has notified HEP-Operating that the Project Completion Date (and associated milestones) for the UNEV Pipeline have been extended from the Project Schedule originally attached as Schedule B to the Option Agreement.
     C. Section 5.1 of the Option Agreement provides, in part, that if the Closing or the Termination Option Closing has not occurred on or prior to December 31, 2009, either Holly UNEV or HEP-Operating has the right to terminate the Option Agreement, and the Parties desire to extend such date to be the date occurring one hundred eighty (180) days after the Project Completion Date.
Amendment:
     NOW, THEREFORE, in consideration of the agreements and covenants set forth in this Amendment, and for other good and valuable consideration, the receipt, adequacy, and legal sufficiency of which are hereby acknowledged, the Parties hereby amend the Option Agreement as follows:
     1. Project Schedule. The Project Schedule attached as Schedule B to the Option Agreement is deleted in its entirety and the Project Schedule attached as Schedule B to this Amendment is substituted in lieu thereof.
     2. Termination. Clause A of Subsection 5.1(a)(ii) of the Option Agreement is hereby deleted in its entirety the phrase “(A) the Expiration Date,” substituted in lieu thereof.

     3. Force Majeure. Section 5.1(c) of the Option Agreement is hereby deleted in its entirety.
     4. Permitted Transfer. The following Section 3.8 is hereby added to the Option Agreement immediately after Section 3.7.
3.8 Permitted Transfer. Notwithstanding anything to the contrary in this Agreement, prior to the earlier of the Closing or the Termination Option Closing, Holly UNEV shall have the right to sell a portion of the Holly UNEV Interests in an amount equal to up to thirty percent (30%) of all outstanding membership interests in UNEV Pipeline after first obtaining HEP-Operating’s prior written consent to such sale, which consent shall not be unreasonably withheld, conditioned or delayed. From and after the date HEP-Operating provides the written consent contemplated by the immediately foregoing sentence, the Holly UNEV Interests that are the subject of such consent shall no longer be subject to this Agreement and may be sold free and clear of this Agreement, including, but not limited to, the Option and the Termination Option.
     5. General Provisions. To the extent of any conflict between the provisions of this Amendment and the provisions of the Option Agreement, the provisions of this Amendment shall control. Except as set forth in this Amendment, the parties ratify and affirm the Option Agreement in its entirety, and the Option Agreement shall remain in full force and effect. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. This Amendment shall inure to the benefit of, and be binding on, the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.
[signature page follows]

     IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment to Option Agreement, effective as of the date first written above.

HOLLY CORPORATION
By:	/s/ George J. Damiris
George J. Damiris
Senior Vice President, Supply and Marketing

HOLLY UNEV PIPELINE COMPANY
By:	/s/ George J. Damiris
George J. Damiris
Vice President

NAVAJO PIPELINE CO., L.P. By Navajo Pipeline GP, L.L.C., Its General Partner

By:	/s/ George J. Damiris
George J. Damiris
Vice President, Supply and Marketing

HOLLY LOGISTIC SERVICES, L.L.C.
By:	/s/ David G. Blair
David G. Blair
President

HEP LOGISTIC HOLDINGS, L.P. By Holly Logistic Services, L.L.C., Its General Partner

By:	/s/ David G. Blair
David G. Blair
President

HOLLY ENERGY PARTNERS, L.P. By HEP Logistics Holdings, L.P. Its General Partner
By Holly Logistic Services, L.L.C. Its General Partner

By:	/s/ David G. Blair
David G. Blair
President

HEP LOGISTICS GP, L.L.C.
By:	/s/ David G. Blair
David G. Blair
Senior Vice President

HOLLY ENERGY PARTNERS-OPERATING, L.P. By HEP Logistics GP, L.L.C. Its General Partner

By:	/s/ David G. Blair
David G. Blair
Senior Vice President

Schedule B
To
Option Agreement

Project Schedule

•	Terminal construction — October 2008 to March 2010

•	BLM record of decision for the pipeline — April 2010

•	Pipeline construction — May 2010 to Feb 2011

•	Pipeline construction complete and operational — April 2011
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